EXHIBT 99.1

Jingwei International Appoints Yong Xu as Chief Financial Officer
Appointment strengthens Company’s Finance and Accounting capabilities

SHENZHEN, China, March 2 /Xinhua-PRNewswire-FirstCall/ -- Jingwei International Limited (OTC Bulletin Board: JNGW; "Jingwei"), today announced the appointment of Yong Xu, CPA & CFA charter holder, as Chief Financial Officer, effective February 23, 2010.

Mr. Xu is a Certified Public Accountant (CPA) and a CFA Charter Holder in the US. He brings to Jingwei over 10 years of senior financial planning and accounting management, investment analysis, and financial audit experience in multi-national companies in the US and in China.  Prior to joining Jingwei, Mr. Xu was VP and CFO of CNC Development Ltd. (OTCBB: CDLVF; “CNC”), an emerging leader in the planning, construction and financing of urban infrastructure projects in China from August 2008 to January 2010.  In this position, Mr. Xu led CNC’s predecessor Sing Kung Ltd. to merge with InterAmerican Acquisition Group Inc, resulting in the merged company trading on the OTC Bulletin Board in September 2009.  Prior to CNC Development Ltd., he served as a senior financial executive at GWA Capital Partners LLC. (an investment hedge fund) in California from June 2007 to July 2008.  Mr. Xu’s other experience includes serving as the lead auditor in a number of public company client engagements in the Los Angeles office of Deloitte & Touche LLP. Prior to that, Mr. Xu was an Accounting Supervisor for Metro-Goldwyn-Mayer, Inc. in Los Angeles.

Mr. Xu holds an MBA in Finance from Pepperdine University in the US and a BA degree in Economics from Shanghai International Studies University in China.

Commenting on the announcement, Mr. Rick Luk, CEO of Jingwei International said: “We are delighted to have someone with Mr. Xu’s experience and credentials to join our team to lead and manage the finance and investor relations functions of our Company. We believe Mr. Xu’s experience in the capital markets, working with public companies as well as his diverse background in finance and accounting, audit and equity analysis will be an asset as we continue to evolve and grow our business to bring values to our shareholders”

About Jingwei International
Jingwei International Limited(“Jingwei”) is a leading provider of data-mining, Interactive Marketing Services and Mobile Internet marketing solutions in the fast growing Chinese market. Powered by advanced data mining technology and a proprietary database of over 400 million Chinese consumers, Jingwei enables leading Chinese companies as well as international brands to reach their target audiences. The Company’s products and services include software services and system integration, data mining and business intelligence services, interactive marketing, mobile internet marketing ,wireless VAS and Mobile Products. Jingwei is evolving into a dominant player in interactive marketing services and mobile internet marketing solutions in China.

For more information, please visit the Company's web site: http://www.jingweicom.com ..

Safe Harbor Statement

Certain of the statements made in the press release constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward- looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the global financial crisis, effects of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time. For more information, please contact:

Yong Xu or Vanessa Bao

Tel: 86-755 86319436

Email: vanessa@jingweicom.com

Source: Jingwei International Limited